EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (No. 333-215863), S-4 (No. 333-210588) and S‑8 (Nos. 333-226258, 333-213508, 333-200320, 333-185004 and 333-113943) of Johnson Controls International plc of our report dated November 20, 2018 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
November 20, 2018